EXHIBIT 99.1
January 7, 2026

Atmus Filtration Technologies Completes Acquisition of Koch Filter Corporation

NASHVILLE, Tenn. – Atmus Filtration Technologies Inc. (“Atmus”; NYSE: ATMU), a global leader in filtration and media solutions, today announced that it has closed its acquisition of Koch Filter Corporation (“Koch Filter”) from Air Distribution Technologies, Inc. (“ADTi”), a portfolio company of Truelink Capital, for a total cash consideration of approximately $450 million, subject to customary purchase price adjustments.

The completion of the Koch Filter acquisition establishes Atmus’ industrial air filtration platform and expands its portfolio into high-growth end-markets, including commercial and industrial HVAC, data centers and power generation markets.

“We are excited to welcome the Koch Filter team to Atmus. Together, we are committed to unlocking our growth potential and executing our strategy of expanding into industrial filtration markets,” said Steph Disher, Chief Executive Officer of Atmus.

The acquisition establishes the Company’s new Industrial Solutions segment. The Koch Filter business will report into that segment and be led by Rakesh Gangwani, Senior Vice President, Strategy and President, Industrial Solutions. Mark Mattingly, Koch Filter’s president, who has deep industry experience established over three decades, will continue to lead the Koch Filter business, reporting to Rakesh Gangwani.

Simultaneously with the closing of the transaction, Atmus entered an amended and restated five-year $1.5 billion credit facility, consisting of a $500 million revolving credit facility and a $1 billion term loan.

As previously disclosed, the acquisition of Koch Filter is expected to be accretive to Atmus’ Adjusted EPS and Adjusted EBITDA margin in 2026 and achieve high-single-digit ROIC by 2028. The transaction was funded through a combination of cash on hand and borrowings under the Company’s amended and restated credit facility.

About Atmus Filtration Technologies Inc.
Atmus Filtration Technologies Inc. is a global leader in filtration and media solutions. For more than 65 years, the company has combined its culture of innovation with a rich history of designing and manufacturing filtration solutions. With a global presence spanning six continents, Atmus serves customers across truck, bus, agriculture, construction, mining, marine and power generation vehicle and equipment markets, along with providing comprehensive aftermarket support and solutions. Headquartered in Nashville, Tennessee (U.S.), Atmus employs approximately 4,500 people globally who are committed to creating a better future by protecting what is important. Learn more at https://www.atmus.com.

Use of Non-GAAP Information
We refer to certain non-GAAP financial measures in this press release, including Atmus’ Adjusted EPS and Adjusted EBITDA margin. These non-GAAP financial measures should not be considered alternatives to, or more meaningful indicators of, Atmus’ financial measures as prepared in accordance with GAAP. Atmus’ methods of determining these non-GAAP financial measures may differ from the methods used by other companies and may not be comparable. Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses.

Forward-Looking Statements
This press release includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts including those that reflect Atmus’ current views with respect to, among other things, the expected financial performance of Koch Filter. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words or similar terms and phrases may identify forward-looking statements in this press release, but the absence of these words does not mean that a statement is not forward-looking.

Actual results may differ materially from Atmus’ expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond Atmus’ control. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding the outlook for Atmus’ future business and financial performance, discussions of future operations, and Atmus’ strategy for growth and market position. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. If the underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, Atmus’ actual outcomes, results and financial condition may differ materially from what is expressed, implied or forecasted in such forward-looking statements. Risks and uncertainties include, but are not limited to, those reflected in Part I, Item 1A, “Risk Factors,” and elsewhere in Atmus’ Annual Report on Form 10-K for Atmus’ fiscal year ended December 31, 2024, in Atmus’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, and also as may be described from time to time in future reports we file with the Securities and Exchange Commission.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We may not actually achieve the plans, intentions or expectations disclosed in Atmus’ forward-looking statements and you should not place undue reliance on Atmus’ forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise, except as may be required by any applicable law.

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Media Contacts

Investor relations:
Todd Chirillo
investor.relations@atmus.com

Media relations:
Jayme Owen
media.inquiries@atmus.com
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